SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported):  March 14, 1997

                                 RAYTHEON COMPANY
              (Exact name of registrant as specified in its charter)

              Delaware                1-2833             04-1760395
      (State of Incorporation)   (Commission File      (IRS Employer
                                      Number)          Identification
                                                           Number)

                   141 Spring Street
                 Lexington, Massachusetts                   02173
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (617) 862-6600





         ITEM 5.        OTHER EVENTS.

                   As previously disclosed in Raytheon Company's ("Raytheon") current report on Form 8-K dated January 6, 1997, Raytheon and Texas Instruments Incorporated ("Texas Instru-ments") entered into a definitive agreement pursuant to which Raytheon agreed to purchase substantially all of the assets of, and to assume substantially all of the liabilities related to, the Defense Systems and Electronics business of Texas Instru-ments ("TI Defense"), for $2.95 billion in cash, subject to certain adjustments (the "Asset Purchase"). Consummation of the Asset Purchase is subject to certain conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). On March 14, 1997, the parties received a request from the Department of Justice ("DOJ") for further information in connection with its review of the transaction. Raytheon and Texas Instruments certified substantial compliance with the request on May 5, 1997 and May 16, 1997, respectively. The waiting period under the HSR Act will expire on June 5, 1997 unless such period is earlier terminated by the DOJ or the period is extended by agreement of the parties. Raytheon expects the transaction to close in the second quarter of 1997.

                   In Raytheon's current report on Form 8-K dated Janu-ary 16, 1997, Raytheon also announced that Raytheon and HE Holdings, Inc. ("HEH"), an indirect, wholly owned subsidiary of General Motors Corporation ("GM"), have entered into a defini-tive agreement to merge (the "Merger Agreement"), with the com-bined company to be named Raytheon Company (the "Merger").
         Prior to the Merger, GM and certain of its affiliates will con-summate certain transactions, including a spin-off of HEH
         (which will then consist primarily of the aerospace and defense systems businesses ("Hughes Defense") of Hughes Electronics Corporation, the parent corporation of HEH) to GM stockholders. The Merger is subject to satisfaction of various conditions, including the expiration or termination of the applicable waiting period under the HSR Act. On April 26, 1997, the parties received a request for further information from the DOJ in connection with its review of the proposed Merger. Both parties are currently working to comply with the request. The Merger is also subject to certain other conditions, including certain regulatory approvals and the approval of stockholders of both companies. The transaction is expected to close in the third quarter of 1997.

                   Certain audited financial information for (a) TI Defense and (b) Hughes Defense as well as unaudited pro forma combined condensed financial information for (c) Raytheon-TI Defense after giving effect to the Asset Purchase and Raytheon-TI Defense-Hughes Defense after giving effect to both the Asset Purchase and the Merger is set forth under Item 7(c) below as Exhibits 99.1, 99.2, and 99.3, respectively. In addition certain interim financial information for TI Defense and Hughes Defense is set forth in Exhibits 99.4 and 99.5, respectively.





         ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                        INFORMATION AND EXHIBITS

              23.1      Consent of Ernst & Young LLP

              23.2      Consent of Deloitte & Touche LLP

              99.1 The audited statement of assets to be acquired and liabilities to be assumed of TI Defense as of December 31, 1996 and December 31, 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996.

              99.2 The audited combined balance sheet of Hughes Defense as of December 31, 1996 and December 31, 1995 and the related combined statements of income and parent company's net investment and combined statement of cash flows for each of the three years in the period ended December 31, 1996.

              99.3 Raytheon Company pro forma condensed combined statement of financial condition at
                        March 30, 1997, and pro forma condensed
                        combined statements of earnings for the
                        twelve months ended December 31, 1996, and for the three months ended March 30 1997, reflecting (a) Raytheon-TI Defense and
                        (b) Raytheon-TI Defense-Hughes Defense.

              99.4 The unaudited statements of assets to be acquired and liabilities to be assumed of TI Defense as of March 31, 1997 and the related statements of income and cash flows for each of the three months ended March 31, 1997 and March 31, 1996.

              99.5 The unaudited combined balance sheet of Hughes Defense as of March 31, 1997 and December 31, 1996, and the related combined statement of income and parent Company's net investment and combined statement of cash flows for the three months ended March 31, 1997 and March 31, 1996.





                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here-unto duly authorized.


         Dated:  May 23, 1997

                                    RAYTHEON COMPANY


                                    By  /s/ Thomas D. Hyde
                                        Thomas D. Hyde
                                        Vice President and
                                        General Counsel





                                    EXHIBIT INDEX

         Exhibit
         Number              Description

           23.1                   Consent of Ernst & Young LLP

           23.2                   Consent of Deloitte & Touche LLP

           99.1 The audited statement of assets to be acquired and liabilities to be assumed of TI Defense as of December 31, 1996 and December 31, 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996.

           99.2 The audited combined balance sheet of Hughes Defense as of December 31, 1996 and December 31, 1995 and the related combined statements of income and parent company's net investment and combined statement of cash flows for each of the three years in the period ended Decem-ber 31, 1996.

           99.3 Raytheon Company pro forma condensed combined statement of financial condition at March 30, 1997, and pro forma condensed combined statements of earnings for the twelve months ended December 31, 1996, and for the three months ended March 30, 1997, reflecting
                                  (a) Raytheon-TI Defense and (b) Raytheon-TI
                                  Defense-Hughes Defense.

           99.4 The unaudited statements of assets to be acquired and liabilities to be assumed of TI Defense as of March 31, 1997 and the related statements of income and cash flows for each of the three months ended
                                  March 31, 1997 and March 31, 1996.

           99.5 The unaudited combined balance sheet of Hughes Defense as of March 31, 1997 and December 31, 1996, and the related combined statement of income and parent Company's net investment and combined statement of cash flows for the three months ended March 31, 1997 and March 31, 1996.





                                                               Exhibit 23.1


                           Consent of Independent Auditors



         We consent to the use of our report dated February 18, 1997, with respect to the financial statements of the Defense Business of Texas Instruments Incorporated included in this Current Report on Form 8-K of Raytheon Company.

         We also consent to the incorporation by reference in the Registration Statements of Raytheon Company and Subsidiaries Consolidated on Form S-8 (File Nos. 2-55841, 2-87308, 2-93903, 2-
         93871, 33-3720, 33-3723, 33-5650, 33-10811, 33-14165, 33-15242, 33-
         15396, 33-15397, 33-15398, 33-21454, 33-21741, 33-22211, 33-23449,
         33-23751, 33-24695, 33-49041, 33-49033, and 333-22969) and on Form
         S-3 (File Nos. 33-49045, 33-49269, and 33-59241) of our report dated February 18, 1997, with respect to the financial statements of the Defense Business of Texas Instruments Incorporated included in this Current Report on Form 8-K of Raytheon Company.


                                                    /s/ Ernst & Young LLP


         Dallas, Texas
         May 20, 1997

                                                               Exhibit 23.2


         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements of Raytheon Company on Form S-8 (File Nos. 2-55841, 2-66470, 2-67270, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-
         5650, 33-10811, 33-14165, 33-15242, 33-15396, 33-15397, 33-15398,
         33-21454, 33-21741, 33-22211, 33-23449, 33-23751, 33-24695, 33-
         49041, 33-49043, 333-22969, 33-60635) and on Form S-3 (File Nos.
         33-49045, 33-49269, and 33-59241) of our report dated March 21,
         1997, appearing in this current report on Form 8-K of Raytheon Company dated on or about May 22, 1997.


         /s/ Deloitte & Touche LLP
         DELOITTE & TOUCHE LLP


         Los Angeles, California
         May 22, 1997

                                                           EXHIBIT 99.1













                               Financial Statements


                                 Defense Business
                        of Texas Instruments Incorporated




                   Years ended December 31, 1996, 1995 and 1994
                       with Report of Independent Auditors





                                 Defense Business
                        of Texas Instruments Incorporated

                               Financial Statements



                   Years ended December 31, 1996, 1995 and 1994



                                     CONTENTS


         Report of Independent Auditors............................  1

         Audited Financial Statements

         Statements of Assets to be Acquired and
           Liabilities to be Assumed...............................  2
         Statements of Income......................................  3
         Statements of Cash Flows..................................  4
         Notes to Financial Statements.............................  5

































                          Report of Independent Auditors



         The Board of Directors
         Texas Instruments Incorporated

         We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of the Defense Business of Texas Instruments Incorporated (the "Defense Business" as defined in Note 1) as of December 31, 1996 and 1995, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the management of Texas Instruments Incorporated. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Defense Business at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                /s/ Ernst & Young LLP


         February 18, 1997














                                 Defense Business
                        of Texas Instruments Incorporated
            Statements of Assets to be Acquired and Liabilities to be
                                     Assumed
                            (In thousands of dollars)


                                                         DECEMBER 31
                                                      1996        1995
                                                    -------     --------
         ASSETS
         Current assets:
           Accounts receivable                    $  278,054    $ 240,328
           Inventories (net of progress billings)    221,149      156,922
           Prepaid expenses                            1,085          441
                                                  ----------     --------
             Total current assets                    500,288      397,691

         Property, plant, and equipment, at cost     760,688      751,591
           Less accumulated depreciation            (464,878)    (458,565)
                                                  ----------    ---------
             Property, plant and equipment (net)     295,810      293,026

         Other assets                                 40,438       46,462
                                                   ---------     --------
         Total assets                              $ 836,536    $ 737,179
                                                   ---------     --------

         LIABILITIES
         Current liabilities:
           Accounts payable and accrued expenses     227,243      251,976
           Accrued retirement costs - current         53,503       49,668
                                                  ----------     --------
             Total current liabilities               280,746      301,644

         Accrued retirement costs                    172,244      157,638
                                                  ----------     --------
         Total liabilities                           452,990      459,282
                                                  ----------     --------
         Net Assets                                $ 383,546    $ 277,897
                                                  ==========    =========


         See accompanying notes.








                                  Defense Business
                          Of Texas Instruments Incorporated
                                Statements of Income
                              (In thousands of dollars)




                                             YEARS ENDED DECEMBER 31
                                           1996       1995        1994
                                          -------    ------      ------
         Net revenues                  $1,800,022 $1,739,016  $1,724,810

         Operating costs and expenses:
          Costs of revenues             1,415,139  1,379,389   1,374,618
          Marketing, general, and
            administrative                128,850    126,592     119,008
          Research and development         78,258     77,883      73,755
                                       ---------- ----------   ---------
            Total                       1,622,247  1,583,864   1,567,381
                                       ---------- ----------   ---------
         Profit from operations           177,775    155,152     157,429
         Other expense (net)               (2,809)    (6,154)     (2,123)
                                       ---------- ----------   ---------

         Income before provision for
          income taxes                    174,966    148,998     155,306
         Provision for income taxes        65,569     57,123      56,532
                                       ---------- ----------   ---------
         Net income                    $  109,397   $ 91,875    $ 98,774
                                       ========== ==========   =========

         See accompanying notes.


















                                 Defense Business
                        Of Texas Instruments Incorporated
                             Statements of Cash Flows
                            (In thousands of dollars)

                                               Years ended December 31
                                              1996      1995      1994
                                             ------    ------     -----
    Cash flows from operating activities:
         Net income                        $109,397   $91,875   $98,774
         Depreciation and amortization       86,760    76,504    85,764
         Charge for purchased R&D                 -     3,300         -
         Deferred income taxes               (2,663)    8,751    20,588
         Loss on sale of fixed assets         1,090     4,674     2,251
         (Increase) decrease in working
           capital:
           Accounts receivable              (37,726)  (67,195)   30,059
           Inventories                      (64,227)  (28,268)   13,592
           Prepaid expenses                    (644)     (327)    2,349
           Accounts payable and accrued
           expenses                         (24,529)  (24,722)   (4,250)
           Accrued retirement costs           3,835    15,637     4,882
         Increase (decrease) in noncurrent
           accrued retirement costs          14,606   (49,433)   (5,065)
                                            -------  --------   -------
    Net cash provided by operating
      activities                             85,899    30,796   248,944

    Cash flows from investing activities:
         Additions to property, plant and
           equipment                        (80,027)  (88,600)  (56,304)
         Acquisitions of businesses            (175)  (57,591)        -
    Net cash used in investing
           activities                       (80,202) (146,191)  (56,304)


    Cash flows from financing activities:
         Net transfers (to) from Texas
           Instruments                       (5,697)  115,395  (192,640)
                                           --------  --------  --------
    Net cash (used in) provided by
      financing activities                   (5,697)  115,395  (192,640)
    Net increase (decrease) in cash
      and cash equivalents                        -         -         -
    Cash and cash equivalents at
      beginning of period                         -         -         -
                                           --------  --------  --------
    Cash and cash equivalents at end of
      period                              $       - $       -  $      -
                                          ========= =========  ========
    See accompanying notes.







                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         1.   BASIS OF PRESENTATION

         Texas Instruments Incorporated ("TI") and Raytheon Company (the "Buyer") entered into a definitive agreement (the "Agreement") on January 4, 1997 under which, on the contractually designated closing date, the Buyer will acquire TI's Defense Systems and Electronics business ("DS&E"), TI's Smart Antenna business, TI's Commercial Uncooled IR business, TI's wholly owned subsidiary SAVI Technology, Inc., and certain corporate and other assets and liabilities of TI described below (such businesses and certain corporate and other assets and liabilities of TI together are referred to as the "Defense Business"). The financial statements present the assets to be acquired and liabilities to be assumed and results of operations and cash flows of the Defense Business based upon the structure of the transaction as described in the Agreement, and this transaction is herein referred to as the Acquisition.

         The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Defense Business had operated as a stand-alone company. The financial statements have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions, in particular estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the amounts reported in the financial statements. Actual results could differ from those estimates. Intercompany balances and transactions within the Defense Business have been eliminated.

         The Defense Business is engaged in the research, development, and manufacture of advanced defense systems, including tactical missiles, precision guided weapons, radar, night vision systems, and electronic warfare systems. The Defense Business operates in one industry segment, and the principal markets served include the military forces of the United States, aerospace prime contractors, international military customers and commercial customers who procure components and subsystems.

         The statements of assets to be acquired and liabilities to be assumed include certain TI corporate property (see Note 4) and certain TI pension plan and retiree health care benefit assets and obligations related to employees of the Defense Business (see Note 10).

         TI provides various services to the Defense Business including, but not limited to, facilities management, data processing, security, payroll and employee benefits administration, insurance administration, duplicating and telecommunications services. TI allocates these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among TI's businesses on the basis of their respective revenues, headcount, or other measures. In the opinion of management of TI, these methods of allocating costs are reasonable. These expenses totaled $162.7








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         1.   BASIS OF PRESENTATION (continued)

         million, $168.5 million, and $161.3 million in 1996, 1995, and 1994, respectively. Such expense allocations to the Defense Business are allowable overhead costs on government contracts, with the exception of certain unallowable amounts which are not material.

         Sales from the Defense Business to affiliates of TI approxi-mated $27.2 million in 1996, $19.4 million in 1995, and $17.4 million in 1994. These amounts have been included in the statements of income. See also Note 14.

         The Defense Business participates in a centralized cash manage-ment system wherein cash receipts are transferred to and cash disbursements are funded by TI. Since cash and cash equiva-lents related to the Defense Business operations will not be acquired by the Buyer, they are excluded from the statements of assets to be acquired and liabilities to be assumed.


         Significant accounting policies are designated below as an integral part of the notes to financial statements to which the policies relate.

         2.  ACCOUNTS RECEIVABLE

                                                    DECEMBER 31
                                                  1996      1995
                                                --------  --------
                                                   (In Thousands)
         Accounts receivable - Commercial        $133,359    $110,051
         Accounts receivable - United States
           Government                              92,452     100,167
         Account receivable - Joint Venture
           (see Note 14)                           37,492      17,201
         Unreimbursed costs and fees               14,751      12,909
                                                 --------    --------
                                                 $278,054    $240,328
                                                 ========    ========

         Accounts Receivable from commercial customers include amounts receivable under subcontracts with government prime contrac-tors. Unreimbursed costs and fees relate to accrued but unbilled revenues under long-term cost reimbursement contracts (see Note 8). These amounts are billed in accordance with contract terms.








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         3.  INVENTORIES

                                                      DECEMBER 31
                                                   1996         1995
                                                  --------   --------
                                                    (In Thousands)
         Raw materials and purchased parts        $ 106,610  $  90,313
         Long-term contracts in process             334,940    263,815
         Finished goods                               6,826      5,997
                                                  ---------   --------
         Total                                    $ 448,376  $ 360,125
         Less progress billings                    (227,227)  (203,203)
                                                 ----------   --------
         Inventories (net of progress billings)   $ 221,149  $ 156,922
                                                 ==========   ========

         Inventories related to long-term contracts are stated at actual production costs, including manufacturing overhead and special tooling and engineering costs, reduced by amounts identified with revenues recognized on units delivered or with progress completed. Such inventories are reduced by charging any amounts in excess of estimated realizable value to cost of revenues. The costs attributed to units delivered under long-term contracts are based on the estimated average cost of all units to be produced under existing contracts and are deter-mined under the learning curve concept, which anticipates a predictable decrease in unit costs as tasks and production techniques become more efficient through repetition. Produc-tion costs included in inventories in excess of the estimated cost of in-process inventories (on the basis of estimated average cost of all units to be produced) were not material.

         4.  PROPERTY, PLANT, AND EQUIPMENT

         Property, plant, and equipment is stated at cost less accumu-lated depreciation. Depreciation is computed primarily using the sum-of-the-years-digits method for buildings and improve-ments and the double declining-balance method for machinery and equipment. Fully depreciated assets are written off against accumulated depreciation. Maintenance and repairs are charged to expense.











                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         4.  PROPERTY, PLANT, AND EQUIPMENT (CONTINUED)

                                        Depreciable      December 31
                                           Lives      1996       1995
                                        ----------    ------     ------
                                                        (In Thousands)

         Land                                       $   5,483  $   5,483
         Buildings and improvements      9-40 years   248,479    257,917
         Machinery and equipment         6-10 years   506,726    488,192
                                                    ---------  ---------
         Total                                      $ 760,688    751,592
         Less accumulated depreciation               (464,878)  (458,566)
                                                    ---------  ---------
         Net property, plant, and
           equipment                                $ 295,810  $ 293,026
                                                    =========  =========

         Pursuant to the Agreement, Defense Business facilities owned by TI which are located in Lewisville, Texas and McKinney, Texas will be purchased by the Buyer, and the cost and related accumulated depreciation of such facilities are included in the financial statements of the Defense Business. See also Note 9.



         5.  OTHER ASSETS

                                      DECEMBER 31        DECEMBER 31
                                         1996               1995
                                      ----------         ----------
                                               (In Thousands)

                   Goodwill               $40,407          $  46,204
                   Other assets                31                258
                                         --------          ---------
                                        $  40,438          $  46,462
                                        =========          =========

         In 1995, TI made three business acquisitions which are included within the Defense Business. The combined cash purchase prices totaled approximately $57.8 million. Of this amount, $47.1 million of goodwill was recorded to reflect the excess of cash paid for these businesses over the fair values of their net assets. The goodwill for these acquisitions is being amortized on a straight-line basis over 7 to 10 year periods.






                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                    DECEMBER 31
                                               1996           1995
                                               ----           ----
                                                  (In Thousands)

         Accounts payable - trade          $ 54,165          $ 65,500
         Accrued product warranties          23,009            15,797
         Advance payments in excess of
          related inventories                46,095            65,773
         Accrued payroll and benefits        57,265            55,647
         Other                               46,709            49,259
                                          ---------         ---------
                                          $ 227,243         $ 251,976
                                          =========          ========

         7.  FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

         As of December 31, 1996 and 1995, the Defense Business had for-ward currency exchange contracts outstanding of $22.1 million and $88.9 million, respectively, to hedge specific firm commit-ments for multi-year product sale transactions denominated in pound sterling. The carrying amounts and current market settl-ement values of the forward contracts as of December 31, 1996 and 1995 were not significant. The forward currency exchange contracts are used to minimize the adverse impacts from the effect of exchange rate fluctuations on the Defense Business' specific commitments to sell products. In order to minimize its exposure to credit risk, the Defense Business limits its counterparties on the forward currency exchange contracts to investment-grade rated financial institutions.

         Financial instruments which subject the Defense Business to concentrations of credit risk primarily relate to accounts re-ceivable. Contracts involving the U.S. government do not require collateral or other security. The Defense Business conducts ongoing credit evaluations of domestic non-U.S. Government customers and generally does not require collateral or other security from these customers. The Defense Business generally requires international customers to furnish letters of credit or make advance payments in amounts sufficient to limit the Defense Business' credit risk to a minimal level. Historically, the Defense Business has not incurred any significant credit-related losses.








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         8.  CONTRACT REVENUE RECOGNITION

         Revenues under long-term fixed price and fixed-price incentive contracts are recognized as deliveries are made or as performance targets are achieved. Revenues under long-term cost reimbursement contracts are recorded as costs are incurred and include estimated earned fees.

         Expected profits or losses on contracts are based on management estimates of total sales values and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments resulting from such revisions are recorded in the periods in which the revisions are made. In certain cases the estimated sales values include amounts expected to be realized from contract adjustments or claims subject to negotiations. Losses on contracts are recorded in full as they are identified.

         The Defense Business accounts for general and administrative costs as period costs for contract accounting purposes except in circumstances in which contract revenues are not estimated to be sufficient to cover actual production costs, including manufacturing overhead and allocable general and administrative overhead ("loss contract situation"). In a loss contract situation the loss recorded includes, therefore, future allocable general and administrative costs. As of December 31, 1996 and December 31, 1995, net contract inventories have been reduced by $14.8 million and $24.8 million, respectively, for future general and administrative costs.

         Revenues under United States Government prime contracts approximated $1,038 million in 1996, $978 million in 1995 and $985 million in 1994. Percentages of United States Government sales by contract type were as follows:

                                           1996      1995      1994
                                           ----      ----      ----
               Cost                         38%       32%       27%
               Firm-fixed-price             55%       64%       65%
               Fixed-price-incentive         7%        4%        8%
                                          ----      ----      ----
                       Total               100%      100%      100%
                                          ====      ====      ====

         A portion of work performed for the United States Government is under contracts that contain cost or performance incentives or both. These incentives provide for increases in fees or profits for surpassing stated targets or other criteria, or for decreases in fees or profits for failure to achieve such targets or other criteria. Performance incentives are included in sales at the time there is sufficient information to relate actual performance to targets or other criteria.







                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         9.  RENTAL EXPENSE AND LEASE COMMITMENTS

         The Defense Business occupies various facilities which are either owned or leased by TI (see Note 4). The statements of income include occupancy charges from TI of $25.7 million, $28.6 million, and $29.3 million in 1996, 1995, and 1994, respectively. These charges include depreciation, rent, and taxes (as applicable) incurred by TI and allocated to the Defense Business based on the square footage of facilities occupied. The occupancy charges historically allocated to the Defense Business do not necessarily represent current market rates to lease such facilities. TI will execute lease agreements with the Buyer at agreed-upon rates in connection with TI-owned facilities that will be utilized by the Buyer after the Acquisition is completed.

         The Defense Business also directly leases certain facilities and equipment from third parties under operating leases, many of which contain renewal options and escalation clauses. Total rental expense on such operating leases amounted to $2.8 million, $3.5 million, and $5.9 million in 1996, 1995, and 1994, respectively. The following indicates minimum rental commitments in succeeding years under these Defense Business leases (in millions): 1997: $4.2; 1998: $2.5; 1999: $0.7.

         In connection with the Acquisition, TI will assign to the Buyer certain non-cancelable operating lease commitments with third parties. The following indicates minimum rental commitments in succeeding years under these TI leases (in millions): 1997:
         $7.5; 1998:  $6.4; 1999:  $5.9; 2000:  $3.0; 2001:  $1.9; Later
         years:  $2.4.

         10.  PROFIT SHARING AND RETIREMENT PLANS

         The Defense Business participates in various incentive plans provided by TI for its employees, including general profit sharing and savings programs as well as an annual incentive plan for key employees. The Defense Business also participates in TI pension and retiree health care benefit plans. Pursuant to the Agreement, liabilities pertaining to employees of the Defense Business pension and retiree health care benefit plans are to be assumed by the Buyer. Profit sharing expense has been allocated to the Defense Business by TI based on relative payroll costs, and accrued retirement costs for the Defense Business have been separately determined based upon the Defense Business participants in the retirement plans of TI.








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         10.  PROFIT SHARING AND RETIREMENT PLANS (CONTINUED)

         PROFIT SHARING

         There was no profit sharing expense in 1996. Profit sharing expense for the Defense Business was $67.3 million in 1995 and $42.1 million in 1994. Under the plan, TI contributes a portion of its net profits equal to 25% of the amount by which consolidated income (as defined) before profit sharing and income taxes exceeds 8% of TI's consolidated average assets for the year. For profit sharing earned by eligible participants in 1993 and prior, the contributions have been invested in TI common stock. For profit sharing earned by employees in 1994 and thereafter, several investment options in addition to TI common stock have been made available. And, for 1995 and thereafter, 50% of the profit sharing earned by employees is not contributed to a deferred plan but is paid as cash to the eligible participants.

         SAVINGS PROGRAM

         The Defense Business participates in the TI matched savings program whereby employees' contributions of up to 4% of their salary are matched by TI at the rate of 50 cents per dollar. Contributions are subject to statutory limitations. The contributions may be invested in several investment funds including TI common stock. The expense under this program charged by TI to the Defense Business was $8.1 million in 1996, $7.5 million in 1995 and $7.7 million in 1994.

         PENSION PLAN

         TI has a defined benefit plan which covers employees of the Defense Business and provides benefits based on years of service and employee's compensation. The plan is a career-average-pay plan which has been amended periodically in the past to produce approximately the same results as a final-pay type plan. The expected effects of such amendments have been considered in calculating pension expense. TI's funding policy is to contribute to the plan at least the minimum amount required by ERISA. Plan assets consist primarily of common stock, U.S. government obligations, commercial paper, and real estate.








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         10.  PROFIT SHARING AND RETIREMENT PLANS (CONTINUED)

         Pension expense of the Defense Business includes the following components:

                                             1996      1995  1994
                                              -----------------------
                                                  (In Thousands)
         Service cost - benefits earned
          during the period              $ 19,769   $ 15,604  $ 18,812
         Interest cost on projected
          benefit obligation               27,677     25,127    26,514
         Return on plan assets:
          Actual return                   (51,153)   (34,881)    6,233
          Deferral                         29,485     14,500   (26,909)
         Net amortization                     (34)    (1,556)      212
                                         --------   --------  --------
         Pension expense                 $ 25,744   $ 18,794  $ 24,862
                                         ========   ========  ========


         The funded status of the TI plan relating to employees of the Defense Business was as follows:


                                                  December 31
                                              1996           1995
                                             -----------------------
                                                 (In Thousands)

        Actuarial present value of:
          Vested benefit obligation         $(277,458)  $(257,269)
                                            ---------   ---------
          Accumulated benefit obligation    $(310,730)  $(292,134)
                                            ---------   ---------
          Projected benefit obligation       (434,163)  $(428,999)
        Plan assets at fair value             326,117     278,471
                                            ---------   ---------

        Projected benefit obligation in
          excess of plan assets              (108,046)   (150,528)
        Unrecognized net asset from initial
          application of SFAS 87              (10,986)    (22,719)
        Unrecognized net (gain) loss           (5,597)     78,533
        Unrecognized prior service cost        12,204      12,041
        Accrued pension                     $(112,425)   $(82,673)
                                            =========    ========


         The projected benefit obligations for 1996 and 1995 were deter-mined using assumed discount rates of 7.25% and 7.0%, respec-tively, and an assumed average long-term pay progression rate of 4.25%. The assumed long-term rate of return on plan assets was 9.0%.









                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         10.  PROFIT SHARING AND RETIREMENT PLANS (CONTINUED)

         RETIREE HEALTH CARE BENEFIT PLAN

         In accordance with the TI plan, employees of the Defense Business are currently eligible to receive, during retirement, specified company-paid medical benefits. The plan is contributory and premiums are adjusted annually. For employees retiring on or after January 5, 1993, TI has specified a maximum annual amount per retiree, based on years of service, that it will pay toward retiree medical premiums. For employees who retired prior to that date, TI maintains a consistent level of cost sharing between the company and the retiree. Funding of the plan obligation is determined at the discretion of management. Plan assets consist primarily of common stock, U.S. government obligations, commercial paper, and obligations of U.S. states and municipalities.

         Expense of the Defense Business for the retiree health care benefit plan includes the following components:

                                                    1996    1995    1994
                                                    --------------------
                                                        (In Thousands)
         Service cost - benefits earned
           during the period                      $ 2,217 $ 2,120  $ 2,743
         Interest cost on accumulated
           postretirement benefit obligation       11,350  13,246   12,618
         Return on plan assets:
           Actual return                          (17,935) (3,660)  (3,228)
           Deferral                                14,547   1,604    2,437
         Amortization of prior service cost          (234)   (234)       -
                                                  ------- -------  -------
         Retiree health care benefit expense      $ 9,945 $ 13,076 $ 14,570
                                                  ======= ======== ========








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         10.  PROFIT SHARING AND RETIREMENT PLANS (CONTINUED)

         The funded status of the TI plan relating to Defense Business employees was as follows:

                                                     December 31
                                                  1996         1995
                                                -----------------------
                                                   (In Thousands)

        Actuarial present value of accumulated
            postretirement benefit obligation:
            Retirees                          $(123,321)   $(121,049)
            Fully eligible employees             (4,094)      (5,066)
            Other employees                     (39,424)     (41,654)
                                              ---------    ---------
                                               (166,839)    (167,769)
                                              ---------    ---------

        Plan assets at fair value                68,976       43,753
                                              ---------    ---------
        Accumulated postretirement benefit
            obligation in excess of plan assets (97,863)    (124,016)
        Unrecognized net (gain) loss            (12,184)       3,108
        Unrecognized prior service cost          (3,275)      (3,725)
                                              ---------    ---------
        Accrued retiree health care benefit
            costs                             $(113,322)   $(124,633)
                                              =========    =========

         Retiree health care benefit amounts were determined using health care cost trend rates of 7.3% for 1997 decreasing to 5.0% by 2000, and assumed discount rates of 7.25% for 1996 and 7.0% for 1995. Increasing the health care cost trend rates by 1% would have increased the accumulated postretirement benefit obligation at December 31, 1996 by $7.9 million and 1996 plan expense by $.7 million. A trust holding a portion of the plan assets is subject to federal income taxes at a 39.6% rate. The assumed long-term rate of return on plan assets, after taxes, was 7.3%.

         11.  INCOME TAXES

         The operations of the Defense Business are included in the con-solidated income tax returns of TI. Pursuant to the Agreement, TI will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the Acquisition. Accordingly, the statements of assets to be ac-quired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The income tax provisions included in the statements of income have been determined as if the Defense Business were a separate taxpayer.








                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         11.  INCOME TAXES (CONTINUED)

         The components of the provisions for income taxes were as fol-lows:

                                             1996      1995       1994
                                           ----------------------------
                                                    (In Thousands)
              Current:
                 United States            $ 60,561  $ 37,189   $ 32,413
                 Foreign                     2,305     7,694        825
                 State and local             5,366     3,489      2,706
                                          --------   -------   --------
              Total current                 68,232    48,372     35,944

              Deferred:
                 United States              (2,598)    8,435     19,838
                 State and local               (65)      316        750
                                          --------   -------    -------
              Total deferred                (2,663)    8,751     20,588
                                          --------   -------    -------
              Provision for income taxes  $ 65,569  $ 57,123   $ 56,532
                                          ========  ========   ========

         The effective tax rate was different from the United States statutory rate for the reasons set forth below:

                                                 1996      1995       1994
                                               ----------------------------
              Computed tax at statutory rate   $61,238   $52,149    $54,357
              Effect of U.S. state income taxes  3,424     2,584      2,496
              Effect of non-U.S. rates             783     2,613        280
              Research and experimentation tax
                 credits                          (290)     (579)      (957)
              Other                                414       356        356
                                               -------   -------    -------
              Provision for income taxes       $65,569   $57,123    $56,532
                                               =======   =======    =======







                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         11.  INCOME TAXES (CONTINUED)

         The income tax provisions were calculated based upon the following components of income before income taxes:


                                                   1996    1995      1994
                                                 -------------------------
                                                        (In Thousands)

                   United States income     $ 170,618   $134,480  $ 153,747
                   Foreign Income               4,348     14,518      1,559
                                            ---------  ---------  ---------
                   Total                    $ 174,966  $ 148,998  $ 155,306
                                            =========  =========  =========

         12.  STOCK OPTIONS

         Employees of the Defense Business have stock options outstanding under the Texas Instruments 1996 Long-Term Incentive Plan, approved by TI stockholders on April 18, 1996. Options are also outstanding under the 1984 and 1988 Stock Option Plans and the Texas Instruments Long-Term Incentive Plan; however, no further options may be granted under these plans. Under all these stockholder-approved plans, the exercise price per share may not be less than 100 percent of the fair market value on the date of the grant. Substantially all of the options have a 10-year term and do not become exercisable until after eight years, although exercisability may be accelerated to the extent that earnings per share goals are achieved. Under the terms of the Acquisition as they pertain to these plans, unvested options held by employees of the Defense Business will be canceled and replaced with Raytheon Company options. At December 31, 1996, 279,363 options held by employees of the Defense Business were unvested.

         Employees of the Defense Business also have stock options out-standing under an Employees Stock Option Purchase Plan approved by TI stockholders in 1988. The plan provides for options to be offered to all eligible employees in amounts based on a percentage of the employee's prior year's compensation.
         Options granted become exercisable 14 months, and expire not more than 27 months, from the date of grant. Under the terms of the Acquisition, options under this plan will not be converted to options of the Buyer.







                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         12.  STOCK OPTIONS (CONTINUED)

         Stock option transactions related to the Defense Business were as follows:

                                  LONG-TERM
                                  INCENTIVE            EMPLOYEES
                                     AND     WEIGHTED-   STOCK    WEIGHTED
                                    STOCK     AVERAGE   OPTION    AVERAGE
                                   OPTION    EXERCISE  PURCHASE   EXERCISE
                                    PLANS      PRICE     PLAN      PRICE
                                   ----------------------------------------
         Balance at Dec. 31, 1993  504,300     $17.33  143,025    $29.87
            Granted                222,500      35.32  195,796     41.07
            Forfeited                   --      --     (70,852)    40.42
            Expired                     --      --          --     --
            Exercised             (147,600)     19.28  (86,144)    27.89
                                  ----------------------------------------
         Balance at Dec. 31, 1994  579,200     $23.74  181,825    $38.75
            Granted                261,450      35.65  275,367     59.32
            Forfeited               (4,400)     33.63  (18,838)    54.41
            Expired                     --      --          --     --
            Exercised             (153,600)     20.97  (120,974)   37.62
                                   ----------------------------------------
         Balance at Dec. 31, 1995  682,650     $28.85  317,380    $56.10
            Granted                232,500      45.88  232,880     56.32
            Forfeited               (4,850)     26.16  (99,512)    58.55
            Expired                     --      --          --     --
            Exercised              (17,800)     25.80  (122,074)   51.13
                                  ----------------------------------------
         Balance at Dec. 31, 1996  892,500     $34.58  328,674    $57.36
                                  ========================================

         In accordance with the terms of APB No. 25, the Defense
         Business has recorded no compensation expense for TI stock option awards to employees of the Defense Business. As required by SFAS No. 123, the following disclosures of hypothetical values for stock option awards are provided below.

         The weighted-average grant-date value of options granted during 1996 was estimated to be $18.47 under the Long-Term Incentive Plans (Long-Term Plans) and $12.10 under the Employees Stock Option Purchase Plan (Employees Plan). These values were esti-mated using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yields of 1.48% (Long-Term Plans) and 1.21% (Employees Plan), expected volatility of 39%, risk-free interest rates of 5.42% (Long-Term Plans) and 6.15% (Employees Plan); and expected lives of 6 years (Long-Term Plans) and 1.5 years (Employees
         Plan). Had compensation expense been recorded based on these hypothetical values, the Defense Business' 1996 net income would have been $105.6 million. A similar computation for 1995 would have resulted in net income of $90.1 million. Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.







                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         12.  STOCK OPTIONS (CONTINUED)

         The balance of options at December 31, 1996 for the Long-Term Plans and Stock Option Plans includes 768,700 options held by current employees and 123,800 options held by employees who retired effective December 31, 1996. Summarized information about stock options outstanding under the Long-Term Plans and Stock Option Plans at December 31, 1996 for current employees of the Defense Business is as follows:

                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
------------------------------------------------------------------------------
                                     WEIGHTED-
                                      AVERAGE   WEIGHTED-   NUMBER     WEIGHTED
                       NUMBER        REMAINING   AVERAGE  EXERCISABLE   AVERAGE
      RANGE OF     OUTSTANDING AT   CONTRACTUAL EXERCISE  AT DEC. 31,  EXERCISE
   EXERCISE PRICES  DEC. 31, 1996      LIFE       PRICE      1996        PRICE
------------------------------------------------------------------------------
$   16.41 to 22.38    141,100        3.7 YEARS   $18.65     141,100     $18.65
    27.38 to 45.88    627,600           7.9       38.16     348,237      33.70
------------------------------------------------------------------------------
$   16.41 to 45.88    768,700           7.1      $34.58     489,337     $29.36
==============================================================================


         13.  CONTINGENT LIABILITIES

         The Defense Business is subject to various lawsuits, claims and proceedings arising out of the normal conduct of business. TI management believes the disposition of matters which are pending or asserted will not have a material adverse effect on the financial statements of the Defense Business.

         The Defense Business is included among a number of U.S. defense contractors which are currently the subject of U.S. government investigations regarding alleged procurement irregularities. The Defense Business is unable to predict the outcome of the investigations at this time or to estimate the kinds or amounts of claims or other actions that could be instituted against the Defense Business. Under present government procurement regula-tions, such investigations could lead to a government contrac-tor's being suspended or debarred from eligibility for awards of new government contracts. In the current environment, even matters that seem limited to disputes about contract interpretation can result in criminal prosecution. While criminal charges against contractors have resulted from such investigations, the Defense Business does not believe such charges would be appropriate in its case and has not, at any time, lost its eligibility to enter into government contracts or subcontracts under these regulations.






                                 Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements

         14.  JOINT VENTURE

         The Defense Business and Lockheed Martin Corporation ("LMC") have formed an unincorporated contractual joint venture ("Joint Venture") to act as the prime contractor for a contract with the US Army Missile Command to design and produce antitank weapon systems. The Defense Business and LMC share profits and losses from the Joint Venture in approximate relationship to the work effort expended by each company. The Defense Business recognized revenue and profit, respectively, from the Joint Venture of $71.6 million and $14.5 million in 1996, $30.4 million and $5.3 million in 1995, and $12.4 million and $1.3 million in 1994. See also Note 2.

         15.  SPECIAL ACTIONS

         Income before provision for income taxes for 1996 includes the effect of a fourth quarter pretax charge of $32 million for voluntary and involuntary severance actions. These actions were essentially completed by year-end 1996 and affected approximately 700 employees of the Defense Business. The pretax charge included approximately $5.6 million associated with a curtailment and settlement for Defense Business employees under the pension and retiree healthcare benefit plans. Accrued severance remaining at December 31, 1996 for these actions amounted to approximately $17.1 million.

                                                           EXHIBIT 99.2














                        THE DEFENSE BUSINESS OF
                        HUGHES ELECTRONICS CORPORATION

                        FINANCIAL STATEMENTS FOR THE YEARS ENDED
                        DECEMBER 31, 1996, 1995 AND 1994 AND
                        INDEPENDENT AUDITORS' REPORT






                         [DELOITTE & TOUCHE LLP LETTERHEAD]





         INDEPENDENT AUDITORS' REPORT


         The Defense Business of Hughes Electronics Corporation:


         We have audited the Combined Balance Sheet of the Defense Business of Hughes Electronics Corporation and subsidiaries (the Defense Business) as of December 31, 1996 and 1995 and the related Combined Statement of Income and Parent Company's Net Investment and Combined Statement of Cash Flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Defense Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.


         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


         In our opinion, such financial statements present fairly, in all material respects, the financial position of the Defense Business at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


         As discussed in Note 2 to the combined financial statements, effective January 1, 1994 the Defense Business changed its method of accounting for postemployment benefits.


                                               /s/ Deloitte & Touche LLP


         March 21, 1997






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION


         COMBINED STATEMENT OF INCOME AND
         PARENT COMPANY'S NET INVESTMENT
         YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
         (Dollars in Millions)

                                               Years Ended December 31,
                                             ----------------------------
                                                1996     1995      1994
         ----------------------------------------------------------------
         REVENUES
         Net sales                          $6,382.7  $5,921.8  $5,896.0
         Other income - net                      9.1      43.0      22.5
         ----------------------------------------------------------------
         TOTAL REVENUES                      6,391.8   5,964.8   5,918.5
         COSTS AND EXPENSES
         Cost of sales and other
           operating charges,
           exclusive of items
           listed below                      5,211.1   4,783.4   4,762.2
         Selling, general, and
           administrative expenses             321.6     311.0     323.2
         Depreciation and amortization         145.3     139.2     164.2
         Amortization of GM purchase
           accounting adjustments
           related to Hughes Aircraft
           Company                             101.3     101.3     101.3
         Interest expense                       92.3      75.9      64.9
         ----------------------------------------------------------------
         TOTAL COSTS AND EXPENSES            5,871.6   5,410.8   5,415.8
         ----------------------------------------------------------------
         Income before income Taxes            520.2     554.0     502.7
         Income taxes                          239.3     235.4     226.2
         ----------------------------------------------------------------
         Income before cumulative
         effect of accounting change           280.9     318.6     276.5
         Cumulative effect of accounting
         change                                  -         -         7.1
         ----------------------------------------------------------------
         NET INCOME                            280.9     318.6     269.4
         ----------------------------------------------------------------
         Parent Company's Net Investment,
           beginning of period               4,680.2   4,198.2   4,283.3
         Net (distributions to)
           contributions from Parent
           Company                            (136.1)    173.2    (354.8)
         Change in minimum pension
           liability                             0.4      (5.0)      -
         Foreign currency translation
           adjustment                           (2.4)     (4.8)      0.3
         ----------------------------------------------------------------
         PARENT COMPANY'S NET INVESTMENT,
           END OF PERIOD                    $4,823.0  $4,680.2  $4,198.2
         ----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION

         COMBINED BALANCE SHEET
         DECEMBER 31, 1996 AND 1995
         (Dollars in Millions)
                                                           December 31,
                                                          ---------------
         ASSETS                                           1996      1995
         ----------------------------------------------------------------
         CURRENT ASSETS
         Cash and cash equivalents                       $  59.7   $  15.7
         Accounts and notes receivable (less
            allowances)                                    612.7     754.6
         Contracts in process, less advances
            and progress payments of $956.2
            and $1,259.2                                 1,581.2   1,460.2
         Inventories                                       337.7     291.3
         Deferred income taxes                             285.3     325.6
         Prepaid expenses                                   31.1      32.6
         -----------------------------------------------------------------
         TOTAL CURRENT ASSETS                            2,907.7   2,880.0
         -----------------------------------------------------------------
         PROPERTY - NET                                  1,085.1   1,061.9
         -----------------------------------------------------------------
         INTANGIBLE ASSETS, NET OF AMORTIZATION OF
         $1,268.5 AND $1,149.3                           2,907.4   2,993.0
         -----------------------------------------------------------------
         INVESTMENTS AND OTHER ASSETS,
            PRINCIPALLY AT COST (LESS ALLOWANCES)          128.2      91.0
         -----------------------------------------------------------------
         TOTAL ASSETS                                   $7,028.4  $7,025.9
         -----------------------------------------------------------------
         LIABILITIES AND PARENT COMPANY'S NET INVESTMENT
         -----------------------------------------------------------------
         CURRENT LIABILITIES
         Accounts payable                               $  278.3  $  267.6
         Advances on contracts                             396.8     441.1
         Notes and loans payable                            94.5      84.0
         Accrued liabilities                             1,119.4   1,167.2
         -----------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                       1,889.0   1,959.9
         -----------------------------------------------------------------
         LONG-TERM DEBT AND CAPITALIZED LEASES              34.4      49.7
         -----------------------------------------------------------------
         OTHER LIABILITIES AND DEFERRED CREDITS            174.4     200.9
         -----------------------------------------------------------------
         DEFERRED INCOME TAXES                             107.6     135.2
         -----------------------------------------------------------------
         COMMITMENTS AND CONTINGENCIES
         PARENT COMPANY'S NET INVESTMENT                 4,823.0   4,680.2
         -----------------------------------------------------------------
         TOTAL LIABILITIES AND PARENT COMPANY'S
         NET INVESTMENT                                 $7,028.4  $7,025.9
         -----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION

         COMBINED STATEMENT OF CASH FLOWS
         YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
         (Dollars in Millions)

                                                 Years Ended December 31,
                                               ---------------------------
                                                 1996      1995      1994
         -----------------------------------------------------------------
         CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                            $ 280.9   $ 318.6   $ 269.4
         Adjustments to reconcile net income
           to net cash provided by operating
           activities
             Depreciation and amortization       145.3     139.2     164.2
             Amortization of GM purchase
              accounting adjustments related
              to Hughes Aircraft Company         101.3     101.3     101.3
             Deferred income taxes and other      19.6     (25.8)     16.4
             Change in other operating assets
                 and liabilities
                  Accounts receivable            148.0      46.8    (254.6)
                  Contracts in process          (117.2)   (153.9)    337.5
                  Inventories                    (46.2)    (84.7)     28.5
                  Accounts payable                 9.7    (146.6)   (143.9)
                  Advances on contracts          (44.3)     38.5      45.9
                  Accrued and other liabilities  (62.8)    253.8    (164.3)
                  Other                          (81.3)   (154.0)     63.3
         -----------------------------------------------------------------
         NET CASH PROVIDED BY OPERATING
            ACTIVITIES                           353.0     333.2     463.7
         -----------------------------------------------------------------
         CASH FLOWS FROM INVESTING ACTIVITIES
         Investment in companies, net of cash
            acquired                             (28.7)   (549.2)      -
         Expenditures for property              (178.3)    (99.4)   (174.1)
         Proceeds from disposal of property       45.2      58.6      87.6
         Proceeds from sale of businesses          -        23.6       -
         (Increase) decrease in notes receivable  (6.3)      6.7       3.8
         -----------------------------------------------------------------
         NET CASH USED IN INVESTING ACTIVITIES  (168.1)   (559.7)    (82.7)
         -----------------------------------------------------------------
         CASH FLOWS FROM FINANCING ACTIVITIES
         Net increase in notes and loans payable  10.5      18.2      57.2
         Payment on long-term debt               (15.3)     (7.9)    (26.3)
         (Distributions to) contributions from
            Parent Company                      (136.1)    173.2    (354.8)
         -----------------------------------------------------------------
         NET CASH (PROVIDED BY) USED IN FINANCING
            ACTIVITIES                          (140.9)    183.5    (323.9)
         -----------------------------------------------------------------
         Net increase (decrease) in cash and
            cash equivalents                      44.0     (43.0)     57.1
         Cash and cash equivalents at beginning
            of the year                           15.7      58.7       1.6
         -----------------------------------------------------------------
         Cash and cash equivalents at end
            of the year                        $  59.7   $  15.7   $  58.7
         -----------------------------------------------------------------
         Reference should be made to the Notes to Combined Financial
         Statements.






         THE DEFENSE BUSINESS OF
         HUGHES ELECTRONICS CORPORATION


         NOTES TO COMBINED FINANCIAL STATEMENTS


         NOTE 1:  BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS


         On January 16, 1997, HE Holdings, Inc., a wholly owned subsidiary of Hughes Electronics Corporation (Hughes), General Motors Corpo-ration (GM), the parent of Hughes, and Raytheon Company (Raytheon) entered into various agreements (such agreements are referred to herein as the Merger Agreements) pursuant to which the defense business of Hughes (the Defense Business) will be spun-off to holders of GM's common stocks, followed immediately by the tax-free merger of the Defense Business with Raytheon. This transaction is subject to, among other things, the approval of GM's $1-2/3 par value and Class H stockholders, the approval of Raytheon's stockholders and the receipt of various regulatory approvals.


         The Defense Business is not a legal entity. The combined finan-cial statements present the financial position, results of opera-tions and cash flows of the Defense Business, which consists pri-marily of operations included in the Aerospace and Defense Systems segment of Hughes, certain other businesses identified in the Merger Agreements and certain Hughes Corporate assets, liabilities, income and expenses attributable to the Defense Business. The combined financial statements do not include cer-tain other defense operations of Hughes which will not be merged with Raytheon, consisting principally of the defense business of Hughes currently reported in the Hughes Telecommunications and Space segment. All transactions and balances between the enti-ties included in the combined financial statements have been eliminated. All Defense Business amounts due from or payable to other Hughes businesses, excluding amounts included in loans pay-able to affiliate, have been reported in Parent Company's Net Investment.


         The combined financial statements include allocations of corpo-rate expenses from Hughes including research and development, general management, human resources, financial, legal, tax, qual-ity, communications, marketing, international, employee benefits and other miscellaneous services. These costs and expenses have been charged to the Defense Business based either on usage or using allocation methodologies which comply with U.S. Government cost accounting standards, primarily based upon total revenues, certain tangible assets and payroll expenses. Management believes the allocations were made on a reasonable basis; how-ever, they do not necessarily equal the costs that the Defense Business would have incurred on a stand-alone basis. The finan-cial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the Defense Business on a standalone basis in the future.


         The Defense Business participates in a centralized cash manage-ment system wherein cash receipts are transferred to and cash disbursements are funded by Hughes daily. Accordingly, the Com-bined Balance Sheet includes only cash and cash equivalents held by the Defense Business, consisting principally of cash held by foreign operations. Interest expense in the Combined Statement of Income and Parent Company's Net Investment includes interest expense associated with the debt included in the Combined Balance Sheet plus an allocated share of total HE Holdings, Inc. interest expense.


         The Defense Business operates in one segment: the development, production and support of advanced electronics systems including missile, airborne radar and communications, information, training and simulation, command and control, torpedoes and sonar, elec-tro-optical, air traffic control, and guidance and control.







         NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS


         The preparation of financial statements in conformity with gener-ally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.


         REVENUE RECOGNITION


         Sales under long-term contracts are recognized primarily using the percentage-of-completion (cost-to-cost) method of accounting. Under this method, sales are recorded equivalent to costs in-curred plus a portion of the profit expected to be realized, determined based on the ratio of costs incurred to estimated total costs at completion. Sales under certain commercial long-term contracts and to outside customers not pursuant to long-term contracts generally are recognized as products are shipped or services are rendered.


         Profits expected to be realized on long-term contracts are based on estimates of total sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are recorded in the accounting period in which the revisions are made. Estimated losses on contracts are recorded in the period in which they are identified.


         Certain contracts contain cost or performance incentives which provide for increases in profits for surpassing stated objectives and decreases in profits for failure to achieve such objectives. Amounts associated with incentives are included in estimates of total sales values when there is sufficient information to relate actual performance to the objectives.


         CASH FLOWS


         Cash equivalents consist of highly liquid investments purchased with original maturities of 90 days or less.


         Net cash provided by operating activities reflects cash payments for interest made by the Defense Business and by Hughes on behalf of the Defense Business of $92.3 million, $75.9 million and $64.9 million in 1996, 1995 and 1994, respectively. Cash payments for income taxes made by Hughes on behalf of the Defense Business amounted to $226.6 million, $299.0 million and $209.1 million in 1996, 1995 and 1994, respectively.







         ACCOUNTS RECEIVABLE AND CONTRACTS IN PROCESS


         Accounts receivable principally are related to long-term con-tracts and programs. Amounts billed under retainage provisions of contracts are not significant, and substantially all amounts are collectible within one year.


         Contracts in process are stated at costs incurred plus estimated profit, less amounts billed to customers and advances and prog-ress payments applied. Engineering, tooling, manufacturing, and applicable overhead costs, including administrative, research and development, and selling expenses, are charged to costs and ex-penses when incurred. Contracts in process include amounts relating to contracts with long production cycles, and $87.3 mil-lion of the 1996 amount is expected to be billed after one year. Contracts in process in 1996 also includes approximately $43.8 million relating to claims and requests for equitable adjust-ments. Under certain contracts with the U.S. Government, prog-ress payments are received based on costs incurred on the respec-tive contracts. Title to the inventories related to such contracts (included in contracts in process) vests with the U.S. Government.


         INVENTORIES


         Inventories are stated at the lower of cost or market, princi-pally using the average cost method.


         Major Classes of Inventories


         (Dollars in Millions)                     1996         1995
         -----------------------------------------------------------------
         Productive material and supplies         $ 63.5       $ 75.6
         Work in process and finished goods        274.2        215.7
         -----------------------------------------------------------------
         Total                                    $337.7       $291.3
         ------------------------------------------------------------------



         PROPERTY AND DEPRECIATION


         Property is carried at cost. Depreciation of property is provided for based on estimated useful lives generally using accelerated methods. Recoverability of property is periodically evaluated by assessing whether the net book value can be recovered over its remaining life through undiscounted cash flows generated by the asset.


         INTANGIBLE ASSETS


         Effective December 31, 1985, GM acquired Hughes Aircraft Company
         (HAC), now a wholly owned subsidiary of Hughes. The acquisition of HAC was accounted for as a purchase. The excess of the pur-chase price over the net tangible assets acquired, $4,244.7 mil-lion, was assigned to intangible assets, primarily goodwill. The portion of such intangible assets and related amortization at-tributable to the Defense Business has been reflected in the accompanying combined financial statements.


         Intangible assets are amortized using the straight-line method over periods not exceeding 40 years. Recoverability is periodi-cally evaluated by assessing whether the unamortized carrying amount can be recovered over its remaining life through undis-counted cash flows generated by underlying tangible assets.







         INCOME TAXES


         The Defense Business, along with other Hughes businesses and sub-sidiaries, joins with GM in filing a consolidated U.S. federal income tax return. Current and deferred income taxes are computed by Hughes and allocated to the Defense Business according to principles established by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, as measured by applying currently enacted tax laws. Hughes has paid the Defense Business' share of the consolidated income tax liability. The income taxes that would have been paid by the Defense Business if it were a separate taxpayer but were not paid under Hughes' policy results in an increase in the Parent Company's Net Investment.


         RESEARCH AND DEVELOPMENT


         Expenditures for research and development are charged to costs and expenses as incurred and amounted to $84.2 million in 1996, $100.0 million in 1995 and $103.6 million in 1994.


         FINANCIAL INSTRUMENTS


         Hughes enters into foreign exchange-forward contracts on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. Such foreign ex-change-forward contracts are accounted for in the accompanying combined financial statements as hedges to the extent they are designated as, and are effective as, hedges of firm foreign cur-rency commitments.


         FOREIGN CURRENCY


         Substantially all of the Defense Business' foreign operations have determined the local currency to be their functional cur-rency. Accordingly, most foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year-end exchange rates. Income and expense accounts are trans-lated at the average rates in effect during the year. The re-lated translation adjustments are included in the foreign cur-rency translation adjustment in the Combined Statement of Income and Parent Company's Net Investment. Foreign currency transac-tion net gains and losses included in the combined operating results were not material in all years presented.


         MARKET CONCENTRATIONS


         Sales under United States Government contracts were approximately 70%, 71% and 74% of net sales in 1996, 1995 and 1994, respec-
         tively. No single United States Government program accounted for more than 10% of revenues.







         NEW ACCOUNTING STANDARDS


         Effective January 1, 1996, Hughes adopted SFAS No. 121, Account-ing for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement establishes accounting standards for the impairment of long-lived assets, certain iden-tifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of this new account-ing standard did not have a material effect on the Defense Busi-ness' combined operating results or financial position.


         Effective January 1, 1994, Hughes adopted SFAS No. 112, Employ-ers' Accounting for Postemployment Benefits. The Statement requires accrual of the costs of benefits provided to former or inactive employees after employment, but before retirement. The unfavorable cumulative effect on the Defense Business of adopting this Standard was $7.1 million, net of income taxes of $4.4 mil-lion. The charge primarily related to extended disability bene-fits which are accrued on a service-driven basis.


         NOTE 3:  RELATED PARTY TRANSACTIONS


         The following table summarizes the significant related party transactions between the Defense Business and other GM and Hughes entities:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         -------------------------------------------------------------------
         REVENUES                                $ 400.0   $ 273.6   $ 219.1

         Costs and expenses:
            Cost of sales                          352.5     249.2    203.7
            Allocation of corporate expenses       150.4     157.3    192.6
            Imputed interest                        82.1      65.3     60.6

         Imputed interest was charged at a rate of 3.6% to the Defense Business based on the Defense Business' average adjusted net operating assets for the years ended 1996, 1995 and 1994.


         NOTE 4:  PROPERTY - NET


                                                ESTIMATED
                                                 USEFUL
                                                  LIVES
          (DOLLARS IN MILLIONS)                  (YEARS)    1996      1995
         ------------------------------------------------------------------
         Land and improvements                    20-40    $ 102.8  $  108.2
         Buildings and unamortized leasehold
            improvements                          3-45       842.7     828.0
         Machinery and equipment                  3-23     1,306.4   1,323.0
         Furniture, fixtures, and office
            machines                              7-10        65.7      60.7
         Construction in progress                            105.9      77.1
         -------------------------------------------------------------------
         Total                                             2,423.5   2,397.0
         Less accumulated depreciation                     1,338.4   1,335.1
         -----------------------------------------------------------------
         Property - net                                   $1,085.1  $1,061.9
         -----------------------------------------------------------------







         NOTE 5:   NOTES AND LOANS PAYABLE AND LONG-TERM DEBT AND
                  CAPITALIZED LEASES

         (DOLLARS IN MILLIONS)                         1996      1995
         --------------------------------------------------------------
         Loans payable to banks                     $  10.2  $   13.0
         Loans payable to affiliate                    82.9      65.1
         Current portion of long-term debt              1.4       5.9
         ----------------------------------------------------------------
         Total notes and loans payable               $ 94.5    $ 84.0
         ----------------------------------------------------------------
         ----------------------------------------------------------------
         Foreign bank debt                           $ 27.1    $ 53.8
         Other                                          -         1.6
         ----------------------------------------------------------------
         Subtotal                                      27.1      55.4
         Less current portion                           1.4       5.9
         ----------------------------------------------------------------
         Long-term debt                                25.7      49.5
         Capitalized leases                             8.7       0.2
         ----------------------------------------------------------------
         Total long-term debt and capitalized leases $ 34.4    $ 49.7
         ----------------------------------------------------------------


         At December 31, 1996, loans payable to affiliate, a subsidiary of GM, consists of $82.9 million with a maturity date of July 15, 1997, of which $34.9 million bears interest at a rate which approximates the London Interbank Offered Rate (LIBOR) plus 0.10% and the remaining $48.0 million bears interest at a rate which approximates LIBOR plus 0.625%. At December 31, 1996, all foreign bank debt was denominated in British pounds sterling, bearing interest at rates ranging from 5.9% to 7.1%, with maturity dates from 1997 to 2003.


         Annual maturities of long-term debt and capitalized leases are $1.4 million in 1997, $2.4 million in 1998, $2.5 million in 1999, $2.8 million in 2000, $3.1 million in 2001, and $23.6 million thereafter.


         Property with a net book value of $14.8 million at December 31, 1996 was pledged as collateral under such debt.


         NOTE 6:  ACCRUED LIABILITIES


         (DOLLARS IN MILLIONS)                         1996      1995
         --------------------------------------------------------------
         Payrolls and others compensation            $  344.5  $  349.7
         Contract related provisions                    587.0     620.6
         Accrual for restructuring                       11.6      88.0
         Other                                          176.3     108.9
         --------------------------------------------------------------
             TOTAL                                   $1,119.4  $1,167.2
         --------------------------------------------------------------







         NOTE 7:  INCOME TAXES


         The income tax provision consisted of the following:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         U.S. Federal, state and foreign taxes
            currently payable                  $ 226.6   $ 299.0   $ 209.1
         U.S. Federal, state and foreign
            deferred tax liabilities
            (assets) - net                        12.7     (63.6)     17.1
         --------------------------------------------------------------------
            Total Income Tax Provision         $ 239.3   $ 235.4   $ 226.2*
         --------------------------------------------------------------------
         * Excluding effect of accounting change.


         Income before income taxes included the following components:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         U.S. income                             $ 525.5   $ 546.2   $ 487.9
         Foreign (loss) income                      (5.3)      7.8      14.8
         --------------------------------------------------------------------
            Total                                $ 520.2   $ 554.0   $ 502.7
         --------------------------------------------------------------------

         The combined income tax provision was different than the amount computed using the U.S. statutory income tax rate for the reasons set forth in the following table:


         (DOLLARS IN MILLIONS)                     1996      1995      1994
         --------------------------------------------------------------------
         Expected tax at U.S. statutory income
            tax rate                             $ 182.0   $ 193.9   $ 175.9
         U.S. state and local income taxes          20.3      21.6      19.6
         Tax credits                                 -       (15.0)      -
         Purchase accounting adjustments            35.5      35.5      35.5
         Non-deductible goodwill amortization        5.2       2.8       1.4
         Other                                      (3.7)     (3.4)     (6.2)
         --------------------------------------------------------------------
            Total Income Tax Provision           $ 239.3   $ 235.4   $ 226.2*
         --------------------------------------------------------------------
         * Excluding effect of accounting change.





         Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities at December 31, 1996 and 1995 were as follows:


                                              1996                 1995
                                        -----------------    ----------------
                                       DEFERRED  DEFERRED  DEFERRED   DEFERRED
                                          TAX       TAX       TAX       TAX
      (DOLLARS IN MILLIONS)             ASSETS  LIABILITIES ASSETS  LIABILITIES
      -----------------------------------------------------------------------
      Profits on long-term contracts   $ 185.6    $  -     $ 205.2     $  -
      Employee benefit programs           60.4       -        56.8        -
      Depreciation                         -       128.6       -        156.8
      Accrued expenses                    18.0       -         6.5        -
      Other                               75.5      11.8     100.8       11.8
      -----------------------------------------------------------------------
      Subtotal                           339.5     140.4     369.3      168.6
      Valuation allowance                (21.4)      -       (10.3)       -
      -----------------------------------------------------------------------
      Total Deferred Taxes              $318.1    $140.4   $ 359.0     $168.6
      -----------------------------------------------------------------------


         No provision has been made for U.S. Federal income taxes to be paid on the portion of the undistributed earnings of foreign sub-sidiaries deemed permanently reinvested. At December 31, 1996 and 1995, undistributed earnings of foreign subsidiaries amounted to approximately $49.8 million and $46.0 million, respectively. Repatriation of all accumulated foreign earnings would have resulted in tax liabilities of $13.8 million and $12.6 million, respectively.







         At December 31, 1996, the Defense Business had $61.0 million of foreign operating loss carryforwards which expire in varying amounts between 1997 and 2001. The valuation allowance consists of a provision for all of the foreign operating loss carryfor-wards.


         NOTE 8:  RETIREMENT AND INCENTIVE PLANS


         Certain employees of the Defense Business and other Hughes busi-nesses participate in bargaining and non-bargaining defined bene-fit retirement plans (the Plans) maintained by Hughes. These Plans are available to substantially all full-time employees of the Defense Business. Benefits are based on years of service and compensation earned during a specified period of time before retirement. The accumulated plan benefit obligations and plan net assets for the employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. However, the fair value of plan assets exceeds the accumulated plan benefit obligations related to these Plans. In addition, employees of the Defense Business and other Hughes businesses participate in certain other postretirement and postemployment benefit plans, principally health and life insur-ance plans, which are unfunded. The accumulated postretirement and postemployment benefit obligations related to employees of the Defense Business have not been separately determined and are not included in the Combined Balance Sheet. The Defense Business recorded expenses related to the pension, postretirement and postemployment benefits plans of approximately $60.7 million, $31.9 million and $21.4 million in 1996, 1995 and 1994, respec-tively.


         Certain other Defense Business employees (principally foreign employees and those employed by the businesses acquired in the CAE-Link and Magnavox Electronic Systems Company acquisitions - see Note 10) are covered by contributory and non-contributory defined benefit retirement plans, where benefits are based on years of service and compensation earned during a specified period of time before retirement. The net pension cost, assets and liabilities related to these plans are not significant.


         Certain eligible employees of the Defense Business participate in the Hughes Electronics Corporation Incentive Plan pursuant to which shares, rights, or options to acquire GM Class H common stock may be granted through May 31, 1997. The option price is equal to 100% of the fair market value of GM Class H common stock on the date the options are granted. These nonqualified options generally expire 10 years from the dates of grant and are subject to earlier termination under certain conditions.


         Employees of the Defense Business also participate in other Hughes health and welfare plans. Charges related to these plans were $132.6 million, $147.0 million and $195.6 million in 1996, 1995 and 1994, respectively.


         NOTE 9:  SPECIAL PROVISION FOR RESTRUCTURING


         In 1992, Hughes recorded a special restructuring charge of $1,237.0 million primarily attributable to redundant facilities and related employment costs. Approximately $833.1 million was attributable to the Defense Business and comprehended a reduction of the Defense Business worldwide employment, a major facilities consolidation, and a reevaluation of certain business lines that no longer met the Defense Business' strategic objectives. Restructuring costs of $75.4 million, $140.8 million, and $184.4 million attributable to the Defense Business were charged against the reserve during 1996, 1995, and 1994, respectively. The remaining liability attributable to the Defense Business of $16.1 million relates primarily to reserves for excess facilities and other site consolidation costs. It is expected that these costs will be expended predominantly during the next year.










         NOTE 10:  ACQUISITIONS AND DIVESTITURES


         In December 1996, the Defense Business announced that it had reached an agreement to acquire the Marine Systems Division of Alliant Techsystems, Inc. for $141.0 million. The Marine Systems Division is a leader in lightweight torpedo manufacturing and the design and manufacturing of underwater surveillance, sonar, and mine warfare systems. The acquisition was completed in the first quarter of 1997. Also in 1996, the Defense Business acquired an enterprise with operations that complement existing technological capabilities for $28.7 million.


         In February 1995, the Defense Business acquired substantially all of the assets of CAE-Link Corporation for $176.0 million. CAE-Link is an established supplier of simulation, training, and technical services, primarily to the U.S. military and NASA. In December 1995, the Defense Business acquired all of the stock of Magnavox Electronic Systems Company (Magnavox) for $382.4 million. Magnavox is a leading supplier of military tactical commu-nications, electronic warfare, and command and control systems.


         All acquisitions were accounted for using the purchase method of accounting. The operating results of the entities acquired were combined with those of the Defense Business from their respective acquisition dates. These acquisitions did not have a material impact on the operating results of the Defense Business. The purchase price of each acquisition was allocated to the net assets acquired, including intangible assets, based upon their estimated fair values at the dates of acquisition.


         During 1995, Hughes divested several non-strategic enterprises generating aggregate proceeds of approximately $23.6 million with no significant net income impact.


         NOTE 11:  DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT


         In the normal course of business, Hughes enters into transactions utilizing financial instruments with off-balance sheet risk on behalf of the Defense Business to reduce the Defense Business' exposure to fluctuations in foreign exchange rates. The primary class of derivatives used is foreign exchange-forward contracts. These instruments involve, to varying degrees, elements of credit risk in the event a counterparty should default and market risk as the instruments are subject to rate and price fluctuations.
         Credit risk is managed through the periodic monitoring and approval of financially sound counterparties. Market risk is mitigated because the derivatives are used to hedge underlying transactions. Cash receipts or payments on these contracts nor-mally occur at maturity. Hughes holds derivatives on behalf of the Defense Business only for purposes other than trading.


         Foreign exchange-forward contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date, with delivery and settlement in the future. Hughes uses these agreements on behalf of the Defense Business to hedge risk of changes in foreign currency exchange rates associated with certain firm commitments denominated in foreign currency.


         The total notional amount of foreign exchange-forward contracts entered into by Hughes on behalf of the Defense Business at December 31, 1996 and 1995, was approximately $23.1 million and $31.0 million, respectively. Such open contracts extend for periods averaging six months.








         NOTE 12:  FAIR VALUE OF FINANCIAL INSTRUMENTS


         For notes and loans payable and long-term debt, the estimated fair value was $120.2 million and $134.2 million at December 31, 1996 and 1995, respectively. Such fair value is based on quoted market prices for similar issues or on current rates offered to the Defense Business for debt of similar remaining maturities. The carrying value of debt with an original term of less than 90 days is assumed to approximate fair value.


         The fair values of derivative financial instruments reflect the estimated amounts the Defense Business would receive or pay to terminate the contracts at the reporting date, which takes into account the current unrealized gains or losses on open contracts that are deferred and recognized when the offsetting gains and losses are recognized on the related hedged items. The fair value of foreign exchange-forward contracts is estimated based on foreign exchange rate quotes at the reporting date. At December 31, 1996 and 1995, the estimated fair value of open contracts held by Hughes on behalf of the Defense Business which were in a net gain position, was $1.2 million and $0.1 million, respectively.
         No amounts were recorded on the Combined Balance Sheet for these contracts in 1996 and 1995. For all financial instruments not described above, fair value approximates book value.


         NOTE 13:  COMMITMENTS AND CONTINGENT LIABILITIES


         In December 1994, Hughes entered into an agreement with Computer Sciences Corporation (CSC) whereby CSC provides a significant amount of data processing services required by the non-automotive businesses of Hughes. Baseline service payments to CSC are expected to aggregate approximately $1.5 billion over the term of the eight-year agreement. Based on historical usage, approxi-mately 85% of the costs incurred under the agreement are attri-butable to the Defense Business. The contract is cancelable by Hughes with substantial early termination penalties.


         Minimum future commitments under operating leases having noncan-celable lease terms in excess of one year, primarily for real property, aggregating $1,048.6 million, are payable as follows:
         $98.6 million in 1997, $86.0 million in 1998, $88.8 million in 1999, $84.2 million in 2000, $74.4 million in 2001, and $616.6 million thereafter. Certain of these leases contain escalation clauses and renewal or purchase options. Rental expenses under operating leases were $96.2 million in 1996, $114.1 million in 1995, and $133.7 million in 1994.


         In conjunction with its performance on long-term contracts, the Defense Business is contingently liable under standby letters of credit and bonds in the amount of $211.8 million and $242.6 mil-lion at December 31, 1996 and 1995, respectively. In the Defense Business' past experience, no material claims have been made against these financial instruments.


         The Defense Business is subject to potential liability under gov-ernment regulations and various claims and legal actions which are pending or may be asserted against it. The aggregate ultimate liability of the Defense Business under these government regula-tions, and under these claims and actions, was not determinable at December 31, 1996. In the opinion of Hughes and Defense Business management, such liability is not expected to have a material adverse effect on the Defense Business' combined operations or financial position.








         NOTE 14:  EXPORT SALES


         Export sales from the U.S. were as follows:


         (DOLLARS IN MILLIONS)         1996           1995      1994
         ---------------------------------------------------------------
         Europe                      $ 321.5        $ 319.7   $ 363.5
         Asia                          335.8          269.6     204.0
         Middle East                   244.9          302.9     347.0
         Canada                         54.3           25.6      70.7
         Other                          12.4           10.4      18.6
         ----------------------------------------------------------------
            Total                    $ 968.9        $ 928.2  $1,003.8
         ----------------------------------------------------------------

                                                                  EXHIBIT 99.3

                                   PRO FORMA
                      COMBINED CONDENSED FINANCIAL STATEMENTS


         The following pro forma combined condensed financial statements have been prepared by the Corporation's management from its historical consolidated financial statements and from the historical financial statements of Texas Instruments defense operations (TI Defense) and Hughes Electronics defense operations (Hughes Defense). The pro forma combined condensed statements of earnings reflect adjustments as if the transactions had occurred on January 1, 1996. The pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on March 30, 1997. See "Note 1 -- Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Corporation believes are reasonable in such circumstances.

         The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Corporation (Raytheon Financial Statements) and the related notes thereto and with the historical financial statements of TI Defense and Hughes Defense and the related notes thereto.

         The pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transactions had occurred on the applicable date indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The pro forma combined condensed financial statements do not reflect the cost and revenue synergies associated with the transactions, which the company expects to realize commencing in the first year of operation.

         In January 1997, Raytheon entered into definitive agreements to purchase the assets of Texas Instruments' (TI) defense operations for $2.95 billion in cash and to merge with Hughes Electronics' defense operations, with the combined company to be called Raytheon. The Hughes transaction is valued at $9.5 billion, comprised of approximately $5.1 billion in common stock and $4.4 billion in debt to be assumed by the merged company. (Refer to Note R of the Raytheon Financial Statements for a full description of the Hughes transaction).

    The two transactions are subject to regulatory approvals, including Hart-Scott-Rodino antitrust review, with the Hughes transaction also subject to a favorable ruling by the Internal Revenue Service and approval by Raytheon, General Motors $1 2/3 par value and Class H stockholders.


                                                      PRO FORMA COMBINED CONDENSED
                                                          STATEMENT OF EARNINGS
                                                    FOR THE YEAR ENDED DECEMBER 31, 1996
                                                     (IN MILLIONS, EXCEPT PER SHARE)


                                                                                      HISTORICAL
                                       HISTORICAL HISTORICAL  PRO FORMA    PRO FORMA  HUGHES    PRO FORMA    PRO FORMA
                                       RAYTHEON   TI DEFENSE  ADJUSTMENTS  COMBINED   DEFENSE   ADJUSTMENTS  COMBINED
                                       --------   ----------  -----------  --------   -------   -----------  --------

    NET SALES                          $ 12,331   $ 1,800                  $14,131    $6,383                 $  20,514
                                       --------   -------      ------      -------    ------     ------      ---------
    COST OF SALES                        9,755     1,415          (6)(2c)  11,169      5,216        (18)(3c)    16,430
                                                                  (12)(2d)                          (95)(3d)
                                                                   69 (2g)                          187 (3g)
                                                                  (52)(2e)                          (29)(3e)

    AMORTIZATION OF PUSH-DOWN GOODWILL                                                   101       (101)(3C)         0
    ADMINISTRATION AND SELLING EXPENSES   1,021       129                    1,150       301                     1,451
    RESEARCH AND DEVELOPMENT EXPENSES       323        78                      401       192                       593
    SPECIAL CHARGES                          34         0                       34                                  34
                                          -----       ---         ---        -----       ---        ---          -----
      OPERATING INCOME                    1,198       178           1        1,377       573         56          2,006

    INTEREST EXPENSE                        256                                256        92        (92)(3i)       256
    INTEREST INCOME                        (102)                              (102)                               (102)
    ACQUISITION INTEREST EXPENSE                                  198(2f)      198                  300(3f)        498
    OTHER (INCOME) EXPENSE                  (40)        3                      (37)       (9)                      (46)
                                          -----       ---         ---        -----       ---        ---          -----
      INCOME BEFORE TAX                   1,084       175        (197)       1,062       490       (152)         1,400

    FEDERAL AND FOREIGN INCOME TAXES        322        66         (69)(2h)     319       209        (29)(3h)       499
                                          -----       ---         ---        -----       ---        ---          -----
      NET INCOME                       $    762   $   109     $  (128)     $   743    $  281    $  (123)     $     901
                                       ========   =======     ========     =======    ======    ========     =========
    EARNINGS PER COMMON SHARE
      OUTSTANDING SHARES               $   3.21                            $  3.14                           $    2.65
      FULLY DILUTED                    $   3.16                            $  3.08                           $    2.62

    AVERAGE COMMON SHARES
      OUTSTANDING                           237                                237                  103            340
      FULLY DILUTED                         241                                241                  103            344

    SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
    /TABLE

                                                      PRO FORMA COMBINED CONDENSED
                                                          STATEMENT OF EARNINGS
                                                FOR THE THREE MONTHS ENDED MARCH 30, 1997
                                                     (IN MILLIONS, EXCEPT PER SHARE)


                                                                                     HISTORICAL
                                       HISTORICAL HISTORICAL  PRO FORMA    PRO FORMA  HUGHES     PRO FORMA  PRO FORMA
                                       RAYTHEON   TI DEFENSE  ADJUSTMENTS  COMBINED   DEFENSE   ADJUSTMENTS  COMBINED
                                       --------   ----------  -----------  --------   -------   -----------  --------

    NET SALES                          $  2,899   $   400                  $ 3,299   $ 1,674                 $   4,973
                                       --------   -------      ------      -------   -------     ------      ---------
    COST  OF SALES                        2,221       309          (2)(2c)   2,537     1,377         (6)(3c)     3,924
                                                                   (3)(2d)                          (24)(3d)
                                                                   17 (2g)                           47 (3g)
                                                                   (5)(2e)                           (7)(3e)

    AMORTIZATION OF PUSH-DOWN GOODWILL                                                    25        (25)(3C)         0
    ADMINISTRATION AND SELLING EXPENSES     260        28                      288        91                       379
    RESEARCH AND DEVELOPMENT EXPENSES        79        18                       97        35                       132
    SPECIAL CHARGES                           0         0                        0                                   0
                                           ----        --         ---          ---       ---        ---            ---
      OPERATING INCOME                      339        45          (7)         377       146         15            538

    INTEREST EXPENSE                         69                                 69        25        (25)(3i)        69
    INTEREST INCOME                          (6)                                (6)                                 (6)
    ACQUISITION INTEREST EXPENSE                                   50(2f)       50                   75 (3f)       125
    OTHER (INCOME) EXPENSE                   (2)        1                       (1)       (5)                       (6)
                                             ---       --          ---         ----      ---        ---            ---
      INCOME BEFORE TAX                     278        44         (57)         265       126        (35)           356

    FEDERAL AND FOREIGN INCOME TAXES         95        17         (20)(2h)      92        54         (6)(3h)       140
                                            ---        --         ---          ---        --        ---            ---
      NET INCOME                       $    183   $    27     $   (37)     $   173   $    72    $   (29)     $     216
                                       --------   -------     --------     -------   -------    --------     ---------
    EARNINGS PER COMMON SHARE
      OUTSTANDING SHARES               $   0.78                            $  0.73                           $    0.64
      FULLY DILUTED                    $   0.77                            $  0.72                           $    0.63

    AVERAGE COMMON SHARES
      OUTSTANDING                           236                                236                  103            339
      FULLY DILUTED                         239                                239                  103            342

    SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
    /TABLE


                                                      PRO FORMA COMBINED CONDENSED
                                                   BALANCE SHEET AS OF MARCH 30, 1997
                                                   ----------------------------------
                                                              (IN MILLIONS)
                                                              -------------
                                                                                              HISTORICAL
                                      HISTORICAL HISTORICAL RECLASSI- PRO FORMA     PRO FORMA   HUGHES    PRO FORMA     PRO FORMA
                                      RAYTHEON   TI DEFENSE FICATIONS ADJUSTMENTS   COMBINED    DEFENSE   ADJUSTMENTS   COMBINED
                                      --------   --------- --------- -----------    --------    -------   -----------   --------
    ASSETS
    ------
    CURRENT ASSETS:
      CASH & MARKETABLE SECURITIES  $       134                                   $  134     $   57    $  (57)(3b)    $   134
      ACCOUNTS RECEIVABLE                   844     251    (221)(2i)                 874        690                     1,564
      CONTRACTS IN PROCESS                2,817             436 (2i)   (85)(2b,d)  3,168      1,664      (190)(3b)      4,642
      INVENTORIES                         1,709     245    (215)(2i)               1,739        408                     2,147
      OTHER                                 422       2                              424        321                       745
                                          -----     ---     ---      -----           ---        ---     -----           -----
    TOTAL CURRENT ASSETS                  5,926     498                (85)        6,339      3,140      (247)          9,232
      PROPERTY, PLANT AND EQUIPMENT,      1,853     315                            2,168      1,107         9 (3b)      3,284
      NET COST IN EXCESS OF NET ASSETS
        ACQUIRED                          3,051      43                (43)(2b)    5,778      2,970    (2,970)(3b)     13,263
                                                                     2,727 (2b)                         7,485 (3b)
      PENSION ASSET                                                                                     1,109 (3b)      1,109
      OTHER ASSETS                          666       1                 66(2b)       733        139       214 (3b)      1,086
                                          -----     ---              -----           ---        ---     -----           -----
    TOTAL ASSETS                    $    11,496  $  857             $2,665       $15,018     $7,356    $5,600         $27,974
                                    ===========  ======             ======       =======     ======    ======         =======

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
    CURRENT LIABILITIES:
      NOTES PAYABLE AND CURRENT     $     2,403                     $  740(2a)   $ 3,143     $  100    $2,310 (3a)    $ 5,553
        PORTION OF LONG-TERM DEBT
      ADVANCE PAYMENTS                      414                                      414        388                       802
      ACCOUNTS PAYABLE                    1,165     215                            1,380        298                     1,678
      OTHER                                 965      53                 78(2b)     1,096        882       547 (3b)      2,525
                                          -----     ---              -----           ---        ---     -----           -----
    TOTAL CURRENT LIABILITIES             4,947     268                818         6,033      1,668    $2,857         $10,558
      LONG-TERM DEBT AND CAPITALIZED
        LEASES                            1,499                      2,250(2a)     3,749         31     2,130 (3a)      5,910
      OTHER                                 333     186                              519        305       900 (3b)      1,724

    STOCKHOLDERS' EQUITY:
      COMMON STOCK AT PAR                   236                                      236                  103 (3a)        339
      ADDITIONAL PAID-IN-CAPITAL            285                                      285                4,962 (3a)      5,247
        AND OTHER ADJUSTMENTS
      RETAINED EARNINGS                   4,196     403               (403)        4,196      5,352    (5,352)(3b)      4,196
                                          -----     ---              -----           ---        ---     -----           -----
    TOTAL STOCKHOLDERS' EQUITY            4,717     403               (403)        4,717      5,352      (287)          9,782

    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY          $    11,496   $ 857             $2,665       $15,018     $7,356     $5,600        $27,974
                                    ===========   =====             ======       =======     ======     ======        =======

                        SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                            NOTES TO PRO FORMA COMBINED
                           CONDENSED FINANCIAL STATEMENTS

    1.   BASIS OF PRESENTATION

         The accompanying pro forma combined condensed statements of earnings present the historical results of operations of the Corporation, TI Defense and Hughes Defense for the year ended December 31, 1996 and for the three months ended March 30, 1997, with pro forma adjustments as if the transactions had taken place on January 1, 1996. The pro forma combined condensed balance sheet presents the historical balance sheets of the Corporation, TI Defense and Hughes Defense as of March 30,
    1997, with pro forma adjustments as if the transactions had been consummated as of March 30, 1997, in transactions accounted for as purchases in accordance with generally accepted accounting principles.

         Certain reclassifications have been made to the historical financial statements of the Corporation, TI Defense and Hughes Defense to conform to the pro forma combined condensed financial statement presentation on a consistent basis.

    2.   PRO FORMA ADJUSTMENTS - TI DEFENSE

         The following adjustments give pro forma effect to the transaction
    (dollars in millions, except per share data):

         (a)  To record the Exchange Consideration at Closing:
              Purchase Price                                            $2,950
              (Assumed financing of $740 variable rate
              short-term and $2,250 fixed rate medium- and
              long-term at an aggregate interest rate
              of 6.31% including acquisition costs of $40)

         (b)  To adjust the assets and liabilities to their
              estimated fair values:
              Net assets of TI Defense at March 30, 1997                $  403
              Contracts in process valuation adjustments                  (85)
              Provision for the estimated exit costs
                of integrating acquired operations                        (78)
              Deferred tax benefits                                         66
              Costs in excess of net assets of acquired business         2,727
              Acquisition costs                                           (40)
              Elimination of TI Defense goodwill                          (43)
                                                                        ======
                                                                        $2,950


         (c) Adjustment to eliminate the amortization of intangible assets of TI Defense which would not have been incurred if the transaction had occurred on January 1, 1996.

         (d) Adjustment to reflect the effect on 1996 and 1997 results relating to a net reduction of accumulated contract costs as an allowance for the Corporation's normal profit on its efforts to complete such contracts, and other contract valuation adjustments.

                                    -2-


         (e) Elimination of $32 million of non-recurring employee related costs and $20 million of non-recurring corporate allocations from the parent of TI Defense as a result of the transaction for the year ended December 31, 1996 and $5 million of non-recurring corporation allocations for the three months ending March 30, 1997.

         (f) Adjustments which represent additional estimated interest expense resulting from the use of borrowings to finance the transaction and incremental interest on Raytheon's pre-transaction variable rate borrowings to reflect the change in credit rating as a result of the transaction.

         (g) The amortization of excess of costs over acquired net assets over an estimated life of 40 years.
              Such amortization expense is subject to possible adjustment resulting from the completion of the valuation analyses. The Corporation expects that any subsequent adjustment would not materially effect the combined pro forma results.

         (h) The estimated tax effect on the applicable pro forma adjustments.

         (i) Certain reclassifications have been made to conform the TI Defense historical financial statements to the pro forma combined condensed financial statement presentation.

    3.   PRO FORMA ADJUSTMENTS - HUGHES DEFENSE

         The following adjustments give pro forma effect to the transaction
    (dollars in millions, except per share data):

         (a)  To record the Exchange Consideration at Closing:
              Purchase Price ($9,500 less acquired debt of $120)        $9,380
              Assumed financing is based on the price per share
              of the Corporation's stock at the announcement date of
              the merger:
              Equity -  103 million shares at assumed market
                        value of $49.17 totals $5,065
              Debt   -  $4,435 less $120 of debt assumed plus
                        acquisition costs of $125 totals $4,440
                        to be financed with a combination of
                        variable rate short-term borrowing of
                        $2,310 and fixed rate medium- and long-
                        term of $2,130 at an aggregate
                        interest rate of 6.37%

                                -3-

         (b)  To adjust the assets and liabilities to their
              estimated fair values:
              Net assets of Hughes Defense at March 30, 1997            $5,352
              Additional assets to be recorded in the transaction           57
              Additional liabilities to be recorded in the transaction   (105)
              Cash not included in the transaction                        (57)
              Contracts in process valuation adjustments                 (190)
              Accrue for future lease cost in excess of fair
                market value                                             (254)
              Provision for the estimated exit costs
                of integrating acquired operations                       (495)
              To include pension assets and reflect fair market
                value less the projected benefit obligation                882
              To include the liability for post-retirement
                benefits other than pensions                             (366)
              Deferred tax benefits                                        166
              Costs in excess of net assets of acquired business         7,485
              Acquisition costs                                          (125)
              Elimination of Hughes Defense goodwill                   (2,970)
                                                                        ======
                                                                        $9,380


         (c) Adjustment to eliminate the amortization of intangible assets of Hughes Defense which would not have been incurred if the transaction had occurred on January
              1, 1996.

         (d) Adjustment to reflect the effect on 1996 and 1997 results relating to a net reduction of accumulated contract costs as an allowance for the Corporation's normal profit on its efforts to complete such contracts.

         (e) Elimination of $29 million of non-recurring corporate allocations from the parent of Hughes Defense as a result of the transaction for the year ended December
              31, 1996 and $7 million for the three months ended
              March 30, 1997.

         (f) Adjustments which represent additional estimated interest expense resulting from the use of borrowings to finance the transaction and incremental interest on Raytheon's pre-transaction variable rate borrowings to reflect the change in credit rating as a result of the transaction.

         (g) The amortization of excess of costs over acquired net assets over an estimated life of 40 years. Such amortization expense is subject to possible adjustment resulting from the completion of the valuation analyses. The Corporation expects that any subsequent adjustment would not materially effect the combined pro forma results.

         (h) The estimated tax effect on the applicable pro forma adjustments.

         (i)  Elimination of Hughes Defense interest expense.

         (j) The purchase price to be paid is subject to adjustment based on the actual net assets at the time of the closing and the amount of debt and equity to be paid is subject to adjustment based on the price of the Corporation's stock at the closing.







                                                                  EXHIBIT 99.4

                                     Defense Business
                              of Texas Instruments Incorporated
              Statements of Assets to be Acquired and Liabilities to be Assumed
                                 (In thousands of dollars)
                                      (unaudited)

                                                     March 31, 1997
                                                     --------------
    ASSETS
    Current assets:
      Accounts receivable                             $  250,430
      Inventories (net of progress billings)             245,036
      Prepaid expenses                                     2,161
                                                     ---------------
        Total current assets                             497,627


    Property, plant, and equipment, at cost              768,402
      Less accumulated depreciation                     (453,028)
                                                     ---------------
        Property, plant and equipment (net)              315,374

    Other assets                                          43,531
                                                     ---------------
    Total assets                                      $  856,532
                                                     ---------------


    LIABILITIES
    Current liabilities:
      Accounts payable and accrued expenses              215,081
      Accrued retirement costs - current                  53,012
                                                    ---------------
        Total current liabilities                        268,093


    Deferred Credits                                       5,810
    Accrued retirement costs                             180,049
                                                    ---------------
    Total liabilities                                    453,952
                                                    ---------------
    Net assets                                       $   402,580
                                                    ---------------

                                    Defense Business
                            of Texas Instruments Incorporated
                                Statements of Income
                             (In thousands of dollars)
                                     (unaudited)





                                                THREE MONTHS ENDED
                                                      MARCH 31
                                                1997           1996
                                           -----------------------------
    Net revenues                             $  399,659     $ 406,115

    Operating costs and expenses:
      Costs of revenues                         308,918       303,557
    Marketing, general, and
      administrative                             28,069        31,606
    Research and development                     18,045        20,134
                                            -----------------------------
      Total                                     355,032       355,297
                                            -----------------------------

    Profit from operations                        44,627       50,818
    Other expense (net)                             (440)        (848)
                                           -----------------------------

    Income before provision for income
      taxes                                       44,187       49,970
    Provision for income taxes                    16,872       18,734
                                           -----------------------------
    Net income                               $    27,315    $  31,236



                                Defense Business
                        of Texas Instruments Incorporated
                             Statements of Cash Flows
                            (In thousands of dollars)
                                 (unaudited)


                                                      THREE MONTHS ENDED
                                                           MARCH 31
                                                       1997           1996
                                                  -----------------------------
    Cash flows from operating activities:
      Net income                                     $  27,315     $  31,236
      Depreciation                                      20,803        17,163
      Deferred income taxes                             (2,787)         (761)
      (Increase) decrease in working capital:
         Accounts receivable                            27,624        22,037
         Inventories                                   (23,887)      (88,756)
         Prepaid expenses                               (1,076)         (285)
         Accounts payable and accrued expenses         (19,335)      (60,580)
         Accrued retirement costs                         (491)        4,233
      Increase (decrease) in noncurrent accrued          7,805         4,064
          retirement costs
      Other                                            (22,923)        5,073
                                                   -----------------------------
      Net cash provided by (used in) operating
        activities                                      13,048       (66,576)

      Cash flows from investing activities:
         Additions to property, plant and
            equipment                                  (10,074)      (19,092)
                                                   -----------------------------
      Net cash used in investing activities            (10,074)      (19,092)

      Cash flows from financing activities:
         Net transfers (to) from Texas
           Instruments                                  (2,974)       85,668
                                                   -----------------------------
      Net cash provided by (used in) financing
         activities                                     (2,974)       85,668

      Net increase (decrease) in cash and
         cash equivalents                                    -             -
      Cash and cash equivalents at beginning
        of period                                            -             -
                                                   -----------------------------
      Cash and cash equivalents at end of
       period                                        $       -     $       -
                                                   =============================

                                Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements
                                  (unaudited)


     The statements of income, statements of cash flows and statement of assets to be acquired and liabilities to be assumed at March 31, 1997, are not audited but reflect all adjustments which are of a normal recurring nature and are, in the opinion of management, necessary to a fair statement of the periods shown.

     Inventories as of March 31, 1997 were comprised of the following (in thousands):

             Raw material and purchased parts           $103,082
             Long-term contracts in process              362,975
             Finished goods                                3,137
                                                      -------------
             Total                                      $469,194
             Less progress billings                     (224,158)
                                                      -------------
             Inventories (net of progress billings)     $245,036
                                                      =============








                                                            EXHIBIT 99.5

    THE DEFENSE BUSINESS OF
    HUGHES ELECTRONICS CORPORATION

    COMBINED STATEMENT OF INCOME AND
    PARENT COMPANY'S NET INVESTMENT
    THREE MONTHS ENDED MARCH 31, 1997 AND 1996
    (UNAUDITED)


                                               Three months ended March 31,
                                               ----------------------------
    (Dollars in Millions)                           1997          1996
    ========================================================================
    REVENUES
    Net Sales                                       $  1,674.5   $  1,527.4
    Other income (loss) - net                              4.9         (3.1)
    ------------------------------------------------------------------------
    TOTAL REVENUES                                     1,679.4      1,524.3
    ------------------------------------------------------------------------
    COSTS AND EXPENSES
    Cost of sales and other operating charges,
      exclusive of items listed below                  1,366.3      1,235.6
    Selling, general, and administrative expenses         92.6         80.8
    Depreciation and amortization                         35.9         32.8
    Amortization of GM purchase accounting
      adjustments related to Hughes Aircraft Company      25.3         25.3
    Interest expense                                      25.6         22.0
    ------------------------------------------------------------------------
    TOTAL COSTS AND EXPENSES                           1,545.7      1,396.5
    ------------------------------------------------------------------------
    INCOME BEFORE INCOME TAXES                           133.7        127.8
    Income taxes                                          61.5         59.3
    ------------------------------------------------------------------------
    NET INCOME                                            72.2         68.5
    ------------------------------------------------------------------------
    PARENT COMPANY'S NET INVESTMENT, BEGINNING OF
      PERIOD                                           4,823.0      4,680.2
    Net contributions from Parent Company                459.1        255.7
    Change in foreign currency translation adjustment     (2.5)        (4.4)
    ------------------------------------------------------------------------
    PARENT COMPANY'S NET INVESTMENT, END OF PERIOD   $ 5,351.8    $ 5,000.0
    ========================================================================
    Reference should be made to the Notes to Combined Financial Statements.



    THE DEFENSE BUSINESS
    OF HUGHES ELECTRONICS CORPORATION

    COMBINED BALANCE SHEET
    MARCH 31, 1997 AND DECEMBER 31, 1996


    (Amounts in Millions)                          (Unaudited)
    -----------------------------------------------------------------------
                                                    March 31,  December 31,
    ASSETS                                            1997         1996
    ========================================================================
    CURRENT ASSETS
    Cash and cash equivalents                         $   56.7     $   59.7
    Accounts and notes receivable (less allowances)      690.3        612.7
    Contracts in process, less advances and progress
      payments of $960.5 and $956.2                    1,663.8      1,581.2
    Inventories                                          408.1        337.7
    Deferred income taxes                                273.4        285.3
    Prepaid expenses                                      47.4         31.1
    ------------------------------------------------------------------------
    TOTAL CURRENT ASSETS                               3,139.7      2,907.7
    ------------------------------------------------------------------------
    Property - Net                                     1,107.4      1,085.1
    Intangible Assets, net of amortization
      of $1,299.1 and 1,268.5                          2,970.4      2,907.4
    Investments and Other Assets - principally at
      cost (less allowances)                             138.9        128.2
    ------------------------------------------------------------------------
    TOTAL ASSETS                                    $  7,356.4   $  7,028.4
    ========================================================================


    LIABILITIES AND PARENT COMPANY'S NET INVESTMENT
    ========================================================================
    CURRENT LIABILITIES
    Accounts payable                                  $  298.3     $  278.3
    Advanced on contracts                                388.0        396.8
    Notes and loans payable                               99.6         94.5
    Accrued liabilities                                  881.7      1,119.4
    ------------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                          1,667.6      1,889.0
    ------------------------------------------------------------------------
    LONG-TERM DEBT AND CAPITALIZED LEASES                 31.3         34.4
    ------------------------------------------------------------------------
    OTHER LIABILITIES AND DEFERRED CREDITS               179.5        174.4
    ------------------------------------------------------------------------
    DEFERRED INCOME TAXES                                126.2        107.6
    ------------------------------------------------------------------------
    PARENT COMPANY'S NET INVESTMENT                    5,351.8      4,823.0
    ------------------------------------------------------------------------
    TOTAL LIABILITIES AND PARENT COMPANY'S
      NET INVESTMENT                                 $ 7,356.4    $ 7,028.4
    ========================================================================
    Reference should be made to the Notes to Combined Financial Statements.



    THE DEFENSE BUSINESS OF
    HUGHES ELECTRONICS CORPORATION

    COMBINED STATEMENT OF CASH FLOWS
    THREE MONTHS ENDED MARCH 31, 1997 AND 1996
    (UNAUDITED)


                                                  Three months ended March 31,
                                                  ----------------------------
    (Dollars in Millions)                                 1997        1996
    ========================================================================
    CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                         $   72.2    $   68.5
    Adjustments to reconcile net income to net
       cash provided by operating activities
         Depreciation and amortization                     35.9        32.8
         Amortization of GM purchase accounting
           adjustments related to Hughes Aircraft
           Company                                         25.3        25.3
         Deferred income taxes and other                   30.5       (20.4)
         Change in other operating assets and liabilities
           Accounts receivable                            (63.1)       23.5
           Contracts in process                           (73.6)     (274.2)
           Inventories                                    (69.9)      (24.9)
           Accounts payable                                15.3       (15.5)
           Advances on contracts                           (8.8)       (1.3)
           Accrued and other liabilities                 (239.6)      (35.7)
           Other                                          (25.6)        7.9
    ------------------------------------------------------------------------
    NET CASH USED IN OPERATING ACTIVITIES                (301.4)     (214.0)
    ========================================================================
    CASH FLOWS FROM INVESTING ACTIVITIES
    Investment in companies, net of cash acquired        (143.3)      (28.7)
    Expenditures for property                             (30.0)      (28.6)
    Proceeds from disposal of property                      7.7         6.5
    Decrease in notes receivable                            2.9        14.7
    ------------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES                (162.7)      (36.1)
    ========================================================================
    CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in notes and loans payable                 5.1        14.3
    Increase in long-term debt                              7.4        17.5
    Decrease in long-term debt                            (10.5)       (7.3)
    Contributions from Parent Company                     459.1       255.7
    ------------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES             461.1       280.2
    ========================================================================
    Net (decrease) increase in cash and cash equivalents   (3.0)       30.1
    Cash and cash equivalents at beginning of the period   59.7        15.7
    ------------------------------------------------------------------------
    CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD $   56.7    $   45.8
    ========================================================================
     Reference should be made to the Notes to Combined Financial Statements.



             THE DEFENSE BUSINESS OF HUGHES ELECTRONICS CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

         NOTE 1:  BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

         The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of only normal recurring items) which are necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the full year.

         On January 16, 1997, HE Holdings, Inc., a wholly owned subsidiary of Hughes Electronics Corporation (Hughes),
         General Motors Corporation (GM), the parent of Hughes, and
         Raytheon Company (Raytheon) entered into various agreements
         (such agreements are referred to herein as the Merger
         Agreements) pursuant to which the defense business of Hughes
         (the Defense Business) will be spun-off to holders of GM's common stocks, followed immediately by the tax-free merger of the Defense Business with Raytheon. This transaction is subject to, among other things, the approval of GM's $1 2/3 par value and Class H stockholders, the approval of Raytheon's stockholders and the receipt of various regulatory approvals.

         The Defense Business is not a legal entity. The combined financial statements present the financial position, results of operations and cash flows of the Defense Business, which consists primarily of operations included in the Aerospace and Defense Systems segment of Hughes, certain other businesses identified in the Merger Agreements and certain
         Hughes Corporate assets, liabilities, income and expenses attributable to the Defense Business. The combined financial statements do not include certain other defense operations of Hughes which will not be merged with Raytheon, consisting principally of the defense business of Hughes currently reported in the Hughes Telecommunications and Space segment.
         All transactions and balances between the entities included in the combined financial statements have been eliminated.
         All Defense Business amounts due from or payable to other
         Hughes businesses, except for certain loans payable to affiliates which are included in notes and loans payable, have been reported in Parent Company's Net Investment.

         The combined financial statements include allocations of corporate expenses from Hughes including research and development, general management, human resources, financial, legal, tax, quality, communications, marketing, international, employee benefits and other miscellaneous services. These costs and expenses have been charged to the Defense Business based either on usage or using allocation methodologies which comply with U.S. Government cost accounting standards, primarily based upon total revenues, certain tangible assets and payroll expenses. Management believes the allocations were made on a reasonable basis;
         however, they do not necessarily equal the costs that the Defense Business would have incurred on a stand-alone basis.
         The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the Defense Business on a standalone basis in the future.



         NOTE 2:  INVENTORIES

         Inventories are stated at the lower of cost or market, principally using the average cost method, and are comprised of the following:

                                                    March 31,  December 31,
         (Dollars in Millions)                        1997         1996
         =================================================================
         Productive material and supplies           $  64.2      $  63.5
         Work in process and finished goods           343.9        274.2
         -----------------------------------------------------------------
              Total                                 $ 408.1      $ 337.7
         =================================================================

